BANKWELL FINANCIAL GROUP REPORTS RECORD QUARTERLY NET INCOME OF $4.9 MILLION OR $0.62 PER SHARE FOR THE THIRD QUARTER AND DECLARES FOURTH QUARTER DIVIDEND
New Canaan, CT – October 30, 2018 – Bankwell Financial Group, Inc. (NASDAQ: BWFG) reported GAAP net income of $4.9 million or $0.62 per share for the third quarter of 2018, versus $4.3 million or $0.55 per share for the same period in 2017.
The Company's Board of Directors declared a $0.12 per share cash dividend, payable November 26, 2018 to shareholders of record on November 16, 2018.
Notes Bankwell Financial Group President and CEO, Christopher R. Gruseke:
"Thanks to the Bankwell team for another strong performance. Our third quarter ROAA and ROATCE were 1.04% and 11.32%, respectively.  Loan growth for the third quarter was somewhat muted by payoffs and pre-payments, still, loans have grown year-to-date at an annualized rate of approximately 6%.  We look forward to a solid finish to the year."
Third Quarter 2018 Highlights:

•	Third quarter diluted earnings per share were $0.62, an increase of 13% compared to the third quarter of 2017.
•	Return on average assets reached 1.04% for the quarter ended September 30, 2018 compared to 0.96% for the quarter ended September 30, 2017.
•	Return on average tangible common equity reached 11.32% in the third quarter of 2018 compared to 10.99% for the quarter ended September 30, 2017.
•	The tangible book value per common share at September 30, 2018 was $22.20, a 9% increase over September 30, 2017.
•	Third quarter total revenue (net interest income plus non-interest income) was $15.1 million versus $14.7 million in the same period last year, a 3% increase.
•	The third quarter efficiency ratio totaled 58.6%.
•	The third quarter noninterest income totaled $0.9 million compared to $0.8 million for the third quarter of 2017.
•	Tax equivalent net interest margin was 3.21% for the third quarter of 2018.
•	Total gross loans exceeded $1.6 billion for the third quarter of 2018.
•	Total assets approached $1.9 billion.
•	Total deposits approached $1.5 billion and grew at an annualized rate of 8% during the third quarter of 2018.
•	The allowance for loan losses was $19.3 million and represents 1.20% of total loans.
•	Investment securities totaled $115.9 million and represent 6% of total assets.

Earnings
Net income for the quarter ended September 30, 2018 was $4.9 million, an increase of 14% compared to the quarter ended September 30, 2017. Net income for the nine months ended September 30, 2018 was $14.2 million, an increase of 21% compared to the nine months ended September 30, 2017. Revenues (net interest income plus non-interest income) for the quarter ended September 30, 2018 were $15.1 million, an increase of 3% compared to the quarter ended September 30, 2017. Revenues for the nine months ended September 30, 2018 were $45.2 million, an increase of 4% compared to the nine months ended September 30, 2017. Net interest income for the quarter ended September 30, 2018 was $14.2 million, an increase of 3% compared to the quarter ended September 30, 2017. Net interest income for the nine months ended September 30, 2018 was $41.9 million, an increase of 3% compared to the nine months ended September 30, 2017. The increase in net income was driven by an increase in interest and fees on loans and from a reduction in the corporate tax rate from 35% to 21% resulting from the 2017 tax reform, offset by increases in interest expense and noninterest expense. The increase in interest and fees on loans was a result of commercial real estate and commercial business loan growth as compared to September 30, 2017.

Basic and diluted earnings per share were each $0.62 for the quarter ended September 30, 2018 compared to $0.55 for the quarter ended September 30, 2017. Basic and diluted earnings per share were $1.81 and $1.80, respectively, for the nine months ended September 30, 2018 compared to $1.53 and $1.51, respectively, for the nine months ended September 30, 2017.
The Company's efficiency ratio for the quarters ended September 30, 2018 and September 30, 2017 was 58.6% and 55.1%, respectively. The Company's efficiency ratio for the nine months ended September 30, 2018 and September 30, 2017 was 59.6% and 54.8%, respectively.  The increase in the efficiency ratio was driven by an increase in noninterest expense associated with the opening of three new branches during the second quarter of 2018 as well as a number of non-recurring expenses previously disclosed in the first quarter 2018 earnings release.
Noninterest Income and Expense
Noninterest income increased $35 thousand or 4% to $0.9 million for the three months ended September 30, 2018 compared to the three months ended September 30, 2017. Noninterest income increased $211 thousand or 7% to $3.3 million for the nine months ended September 30, 2018 compared to the nine months ended September 30, 2017.  The increase in noninterest income was primarily driven by an increase in gains and fees from the sales of loans. Gains and fees from the sales of loans totaled $150 thousand for the quarter ended September 30, 2018 compared to $36 thousand for the same period in 2017, an increase of $114 thousand. Gains and fees from the sales of loans totaled $835 thousand for the nine months ended September 30, 2018 compared to $559 thousand for the same period in 2017, an increase of $276 thousand.
Noninterest expense increased $0.7 million or 9% for the three months ended September 30, 2018 compared to the three months ended September 30, 2017. Noninterest expense increased $2.9 million or 12% for the nine months ended September 30, 2018 compared to the nine months ended September 30, 2017. The increase was primarily driven by an increase in salaries and employee benefits and an increase in occupancy and equipment expense. Salaries and employee benefits totaled $4.9 million for the quarter ended September 30, 2018 compared to $4.0 million for the same period in 2017, an increase of $0.9 million. Salaries and employee benefits totaled $14.5 million for the nine months ended September 30, 2018 compared to $11.7 million for the same period in 2017, an increase of $2.8 million. The increase in salaries and employee benefits was primarily driven by an increase in full time equivalent employees and a reduction in deferred loan origination costs as a result of lower loan volume. The increase in full time equivalent employees is in line with year over year business growth and driven by staffing for the three new branch locations, opened during the second quarter of 2018. Average full time equivalent employees totaled 144 at September 30, 2018 compared to 132 at September 30, 2017. Occupancy and equipment expense totaled $1.8 million for the quarter ended September 30, 2018 compared to $1.4 million for the same period in 2017, an increase of $0.4 million. Occupancy and equipment expense totaled $5.1 million for the nine months ended September 30, 2018 compared to $4.6 million for the same period in 2017, an increase of $0.5 million. The increase in occupancy and equipment expense was primarily driven by expenditures associated with the opening of the new branch locations and improvements of existing infrastructure.

Financial Condition
Assets totaled $1.9 billion at September 30, 2018, an annualized increase of 7% compared to assets of $1.8 billion at December 31, 2017. Total gross loans were $1.6 billion at September 30, 2018, an increase of $64.6 million compared to December 31, 2017, driven by disciplined growth in commercial loans. Deposits increased to $1.5 billion, an annualized increase of 9% over December 31, 2017.
Asset Quality
Non-performing assets as a percentage of total assets was 1.17% at September 30, 2018, up from 0.31% at December 31, 2017. The increase in non-performing assets is primarily driven by one impaired commercial loan relationship, previously discussed in the second quarter 2018 Earnings Release. The allowance for loan losses was $19.3 million, representing 1.20% of total loans and $18.9 million, representing 1.23% of total loans at September 30, 2018 and December 31, 2017, respectively. The Bank's general allowance for loan losses provides a 288% coverage of non-performing assets for which there is no specific reserve as of September 30, 2018.
Capital
Shareholders' equity totaled $174.8 million as of September 30, 2018, an increase of $13.7 million compared to December 31, 2017, primarily a result of net income for the nine months ended September 30, 2018 of $14.2 million and equity from stock transactions totaling $1.9 million, offset by dividends paid of $2.8 million. As of September 30, 2018, the tangible common equity ratio and tangible book value per share were 9.13% and $22.20, respectively.
About Bankwell Financial Group
Bankwell is a commercial bank that serves the banking and lending needs of residents and businesses throughout Fairfield and New Haven Counties, CT.  For more information about this press release, interested parties may contact Christopher R. Gruseke, President and Chief Executive Officer or Penko Ivanov, Executive Vice President and Chief Financial Officer of Bankwell Financial Group at (203) 652-0166.
For more information, visit www.mybankwell.com.
This press release may contain certain forward-looking statements about the Company. Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as "believe," "expect," "anticipate," "estimate," and "intend" or future or conditional verbs such as "will," "would," "should," "could," or "may." Forward-looking statements, by their nature, are subject to risks and uncertainties. Certain factors that could cause actual results to differ materially from expected results include increased competitive pressures, changes in the interest rate environment, general economic conditions or conditions within the securities markets, and legislative and regulatory changes that could adversely affect the business in which the Company and its subsidiaries are engaged.

Non-GAAP Financial Measures

In addition to evaluating the Company's financial performance in accordance with U.S. generally accepted accounting principles ("GAAP"), management may evaluate certain non-GAAP financial measures, such as the efficiency ratio. A computation and reconciliation of certain non-GAAP financial measures used for these purposes is contained in the accompanying Reconciliation of GAAP to Non-GAAP Measures table. We believe that providing certain non-GAAP financial measures provides investors with information useful in understanding our financial performance, our performance trends and financial position. For example, the Company believes that the efficiency ratio is useful in the assessment of financial performance, including non-interest expense control. The Company believes that tangible common equity and tangible book value per share is useful to evaluate the relative strength of the Company's capital position. We utilize these measures for internal planning and forecasting purposes. These non-GAAP financial measures should not be considered a substitute for GAAP basis measures and results, and we strongly encourage investors to review our consolidated financial statements in their entirety and not to rely on any single financial measure.

BANKWELL FINANCIAL GROUP, INC.
CONSOLIDATED BALANCE SHEETS (unaudited)
(Dollars in thousands, except share data)

	September 30,	June 30,	March 31,	December 31,	September 30,
	2018	2018	2018	2017	2017
Assets
Cash and due from banks	$ 84,437	$ 89,214	$ 81,249	$ 70,545	$ 85,329
Federal funds sold	2,664	105	2,121	186	11,117
Cash and cash equivalents	87,101	89,319	83,370	70,731	96,446

Available for sale investment securities, at fair value	94,438	92,608	99,050	92,188	86,272
Held to maturity investment securities, at amortized cost	21,464	21,505	21,546	21,579	23,573
Loans held for sale	-	-	-	-	785
Loans receivable (net of allowance for loan losses of $19,311, $19,006,
$18,801, $18,904 and $19,564 at September 30, 2018, June 30, 2018,
March 31, 2018, December 31, 2017 and September 30, 2017, respectively)	1,585,465	1,572,591	1,534,565	1,520,879	1,500,574
Foreclosed real estate	-	-	487	-	222
Accrued interest receivable	6,055	5,522	5,331	5,910	5,344
Federal Home Loan Bank stock, at cost	9,210	9,333	9,310	9,183	9,351
Premises and equipment, net	20,245	20,313	19,207	18,196	17,509
Bank-owned life insurance	40,413	40,146	39,880	39,618	39,329
Goodwill	2,589	2,589	2,589	2,589	2,589
Other intangible assets	309	334	358	382	407
Deferred income taxes, net	4,583	4,683	4,716	4,904	8,834
Other assets	13,164	11,859	10,834	10,448	13,703
Total assets	$ 1,885,036	$ 1,870,802	$ 1,831,243	$ 1,796,607	$ 1,804,938

Liabilities & Shareholders' Equity
Liabilities
Deposits
Noninterest-bearing deposits	$ 162,473	$ 168,295	$ 161,641	$ 172,638	$ 162,790
Interest-bearing deposits	1,330,696	1,297,343	1,264,886	1,225,767	1,247,001
Total deposits	1,493,169	1,465,638	1,426,527	1,398,405	1,409,791

Advances from the Federal Home Loan Bank	180,000	199,000	199,000	199,000	195,000
Subordinated debentures	25,142	25,129	25,116	25,103	25,090
Accrued expenses and other liabilities	11,971	11,462	14,653	13,072	16,740
Total liabilities	1,710,282	1,701,229	1,665,296	1,635,580	1,646,621

Shareholders' equity
Common stock, no par value; 10,000,000 shares authorized, 7,842,996, 7,841,720,
7,831,804, 7,751,424 and 7,705,975 shares issued and outstanding at
September 30, 2018, June 30, 2018, March 31, 2018,
December 31, 2017 and September 30, 2017, respectively	120,188	119,824	119,363	118,301	117,289
Retained earnings	52,386	48,470	44,695	41,032	39,777
Accumulated other comprehensive income	2,180	1,279	1,889	1,694	1,251
Total shareholders' equity	174,754	169,573	165,947	161,027	158,317

Total liabilities and shareholders' equity	$ 1,885,036	$ 1,870,802	$ 1,831,243	$ 1,796,607	$ 1,804,938

BANKWELL FINANCIAL GROUP, INC.
CONSOLIDATED STATEMENTS OF INCOME (unaudited)
(Dollars in thousands, except per share data)

	For the Quarter Ended					For the Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2018	2018	2018	2017	2017	2018	2017
Interest and dividend income
Interest and fees on loans	$ 19,153	$ 18,114	$ 17,418	$ 17,493	$ 17,175	$ 54,685	$ 49,348
Interest and dividends on securities	1,002	975	935	947	934	2,912	2,623
Interest on cash and cash equivalents	345	325	254	289	239	924	501
Total interest income	20,500	19,414	18,607	18,729	18,348	58,521	52,472

Interest expense
Interest expense on deposits	5,044	4,309	3,656	3,602	3,416	13,009	9,092
Interest on borrowings	1,210	1,197	1,246	1,213	1,071	3,653	2,930
Total interest expense	6,254	5,506	4,902	4,815	4,487	16,662	12,022

Net interest income	14,246	13,908	13,705	13,914	13,861	41,859	40,450

Provision (Credit) for loan losses	322	310	13	(495)	398	645	1,836

Net interest income after provision (credit) for loan losses	13,924	13,598	13,692	14,409	13,463	41,214	38,614

Noninterest income
Service charges and fees	285	265	256	252	254	806	755
Bank owned life insurance	267	265	263	289	295	795	881
Gains and fees from sales of loans	150	315	370	868	36	835	559
Net gain on sale of available for sale securities	-	-	222	-	-	222	165
Other	157	262	222	210	239	641	728
Total noninterest income	859	1,107	1,333	1,541	824	3,299	3,088

Noninterest expense
Salaries and employee benefits	4,903	4,539	5,028	4,603	3,952	14,470	11,681
Occupancy and equipment	1,771	1,731	1,617	1,585	1,449	5,119	4,580
Data processing	512	509	525	399	621	1,546	1,467
Marketing	395	479	297	321	295	1,171	872
Professional services	321	424	775	457	680	1,520	1,615
Director fees	260	274	215	229	207	749	683
FDIC insurance	203	203	214	225	265	620	891
Amortization of intangibles	24	24	24	25	31	72	93
Other	481	581	508	735	629	1,570	2,062
Total noninterest expense	8,870	8,764	9,203	8,579	8,129	26,837	23,944

Income before income tax expense	5,913	5,941	5,822	7,371	6,158	17,676	17,758

Income tax expense	1,056	1,226	1,222	5,275	1,895	3,504	6,024

Net income	$ 4,857	$ 4,715	$ 4,600	$ 2,096	$ 4,263	$ 14,172	$ 11,734

Earnings Per Common Share:
Basic	$ 0.62	$ 0.60	$ 0.59	$ 0.27	$ 0.55	$ 1.81	$ 1.53
Diluted	0.62	0.60	0.59	0.27	0.55	1.80	1.51

Weighted Average Common Shares Outstanding:
Basic	7,738,343	7,722,892	7,676,813	7,624,931	7,587,471	7,712,924	7,554,739
Diluted	7,763,935	7,761,560	7,722,120	7,702,770	7,670,258	7,758,762	7,652,355
Dividends per common share	$ 0.12	$ 0.12	$ 0.12	$ 0.07	$ 0.07	$ 0.36	$ 0.21

BANKWELL FINANCIAL GROUP, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (unaudited)
(Dollars in thousands, except per share data)

		For the Quarter Ended				For the Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2018	2018	2018	2017	2017	2018	2017
Performance ratios:
Return on average assets*	1.04%	1.02%	1.03%	0.46%	0.96%	1.03%	0.92%
Return on average stockholders' equity*	11.13%	11.21%	11.35%	5.15%	10.78%	11.23%	10.27%
Return on average tangible common equity*	11.32%	11.41%	11.56%	5.25%	10.99%	11.43%	10.48%
Net interest margin	3.21%	3.14%	3.15%	3.23%	3.30%	3.17%	3.32%
Efficiency ratio (1)	58.6%	58.2%	62.0%	55.1%	55.1%	59.6%	54.8%

Net loan charge-offs as a % of average loans	0.00%	0.01%	0.01%	0.01%	0.02%	0.02%	0.02%

*All metrics, as of December 31, 2017, measuring return were impacted primarily as a result of the Tax Cut and Jobs Act passed in December 2017 along with several other smaller items.  Please refer to the Q4'17 Earnings Release for further detail.

	As of
	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017
Capital ratios:
Total Common Equity Tier 1 Capital to Risk-Weighted Assets (2)	11.43%	11.31%	11.18%	10.99%	10.95%
Total Capital to Risk-Weighted Assets (2)	12.61%	12.47%	12.35%	12.19%	12.19%
Tier I Capital to Risk-Weighted Assets (2)	11.43%	11.31%	11.18%	10.99%	10.95%
Tier I Capital to Average Assets (2)	10.14%	10.03%	9.90%	9.61%	9.78%
Tangible common equity to tangible assets	9.13%	8.92%	8.92%	8.81%	8.62%

Tangible book value per common share (3)	$ 22.20	$ 21.56	$ 21.12	$ 20.59	$ 20.41

Asset quality:
Nonaccrual loans	$ 21,964	$ 23,325	$ 20,374	$ 5,481	$ 4,241
Other real estate owned	-	-	487	-	222
Total non-performing assets (4)	$ 21,964	$ 23,325	$ 20,861	$ 5,481	$ 4,463

Nonperforming loans as a % of total loans	1.37%	1.46%	1.31%	0.36%	0.28%

Nonperforming assets as a % of total assets	1.17%	1.25%	1.14%	0.31%	0.25%

Allowance for loan losses as a % of total loans	1.20%	1.19%	1.21%	1.23%	1.28%

Allowance for loan losses as a % of nonperforming loans (5)	87.92%	81.48%	92.28%	344.90%	461.31%

(1)
Efficiency ratio is defined as noninterest expense, less other real estate owned expenses and amortization of intangible assets, divided by our operating revenue, which is equal to net interest income plus non-interest income excluding gains and losses on sales of securities and gains and losses on other real estate owned. In our judgment, the adjustments made to operating revenue allow investors and analysts to better assess our operating expenses in relation to our core operating revenue by removing the volatility that is associated with certain one-time items and other discrete items that are unrelated to our core business.

(2)	Represents Bank ratios. Current period capital ratios are preliminary subject to finalization of the FDIC Call Report.
(3)	Excludes unvested restricted shares of 101,759, 112,099, 114,336, 75,186 and 96,488 as of September 30, 2018, June 30, 2018, March 31, 2018, December 31, 2017 and September 30, 2017, respectively.
(4)	The Bank's General ALLL provides a 288% coverage of NPAs that are not already covered by a specific reserve as of September 30, 2018.

BANKWELL FINANCIAL GROUP, INC.
LOAN & DEPOSIT PORTFOLIO (unaudited)
(Dollars in thousands)

	September 30,	June 30,	December 31,	Current QTD	YTD
Period End Loan Composition	2018	2018	2017	% Change	% Change
Residential Real Estate	$ 182,740	$ 188,546	$ 193,524	(3.1%)	(5.6%)
Commercial Real Estate	1,057,484	1,042,689	987,242	1.4%	7.1%
Construction	93,941	100,147	101,636	(6.2%)	(7.6%)
Total Real Estate Loans	1,334,165	1,331,382	1,282,402	0.2%	4.0%

Commercial Business	273,065	262,625	259,995	4.0%	5.0%

Consumer	389	406	619	(4.2%)	(37.2%)
Total Loans	$ 1,607,619	$ 1,594,413	$ 1,543,016	0.8%	4.2%

	September 30,	June 30,	December 31,	Current QTD	YTD
Period End Deposit Composition	2018	2018	2017	% Change	% Change
Noninterest-bearing demand	$ 162,473	$ 168,295	$ 172,638	(3.5%)	(5.9%)
NOW	56,270	66,207	58,942	(15.0%)	(4.5%)
Money Market	484,048	497,760	451,804	(2.8%)	7.1%
Savings	147,940	113,496	83,758	30.3%	76.6%
Time	642,438	619,880	631,263	3.6%	1.8%
Total Deposits	$ 1,493,169	$ 1,465,638	$ 1,398,405	1.9%	6.8%

BANKWELL FINANCIAL GROUP, INC.
NONINTEREST INCOME & EXPENSE - QTD (unaudited)
(Dollars in thousands)

	For the Quarter Ended
Noninterest income	September 30,	June 30,	September 30,	Sep 18 vs. June 18	Sep 18 vs. Sep 17
	2018	2018	2017	% Change	% Change
Service charges and fees	$ 285	$ 265	$ 254	7.5%	12.2%
Bank owned life insurance	267	265	295	0.8%	(9.5%)
Gains and fees from sales of loans	150	315	36	(52.4%)	316.7%
Other	157	262	239	(40.1%)	(34.3%)
Total noninterest income	$ 859	$ 1,107	$ 824	(22.4%)	4.2%

	For the Quarter Ended
Noninterest expense	September 30,	June 30,	September 30,	Sep 18 vs. June 18	Sep 18 vs. Sep 17
	2018	2018	2017	% Change	% Change
Salaries and employee benefits	$ 4,903	$ 4,539	$ 3,952	8.0%	24.1%
Occupancy and equipment	1,771	1,731	1,449	2.3%	22.2%
Data processing	512	509	621	0.6%	(17.6%)
Marketing	395	479	295	(17.5%)	33.9%
Professional services	321	424	680	(24.3%)	(52.8%)
Director fees	260	274	207	(5.1%)	25.6%
FDIC insurance	203	203	265	0.0%	(23.4%)
Amortization of intangibles	24	24	31	0.0%	(22.6%)
Other	481	581	629	(17.2%)	(23.5%)
Total noninterest expense	$ 8,870	$ 8,764	$ 8,129	1.2%	9.1%

BANKWELL FINANCIAL GROUP, INC.
NONINTEREST INCOME & EXPENSE - YTD (unaudited)
(Dollars in thousands)

	For the Nine Months Ended
Noninterest income	September 30,	September 30,	Sep 18 vs. Sep 17
	2018	2017	% Change
Gains and fees from sales of loans	$ 835	$ 559	49.4%
Service charges and fees	806	755	6.8%
Bank owned life insurance	795	881	(9.8%)
Net gain on sale of available for sale securities	222	165	34.5%
Other	641	728	(12.0%)
Total noninterest income	$ 3,299	$ 3,088	6.8%

	For the Nine Months Ended
Noninterest expense	September 30,	September 30,	Sep 18 vs. Sep 17
	2018	2017	% Change
Salaries and employee benefits	$ 14,470	$ 11,681	23.9%
Occupancy and equipment	5,119	4,580	11.8%
Data processing	1,546	1,467	5.4%
Professional services	1,520	1,615	(5.9%)
Marketing	1,171	872	34.3%
Director fees	749	683	9.7%
FDIC insurance	620	891	(30.4%)
Amortization of intangibles	72	93	(22.6%)
Other	1,570	2,062	(23.9%)
Total noninterest expense	$ 26,837	$ 23,944	12.1%

BANKWELL FINANCIAL GROUP, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (unaudited)
(Dollars in thousands, except share data)

	As of
Computation of Tangible Common Equity to Tangible Assets	9/30/2018	6/30/2018	3/31/2018	12/31/2017	9/30/2017
Total Equity	$ 174,754	$ 169,573	$ 165,947	$ 161,027	$ 158,317
Less:
Goodwill	2,589	2,589	2,589	2,589	2,589
Other intangibles	309	334	358	382	407
Tangible Common Equity	$ 171,856	$ 166,650	$ 163,000	$ 158,056	$ 155,321

Total Assets	$ 1,885,036	$ 1,870,802	$ 1,831,243	$ 1,796,607	$ 1,804,938
Less:
Goodwill	2,589	2,589	2,589	2,589	2,589
Other intangibles	309	334	358	382	407
Tangible Assets	$ 1,882,138	$ 1,867,879	$ 1,828,296	$ 1,793,636	$ 1,801,942

Tangible Common Equity to Tangible Assets	9.13%	8.92%	8.92%	8.81%	8.62%

	As of
Computation of Tangible Book Value per Common Share	9/30/2018	6/30/2018	3/31/2018	12/31/2017	9/30/2017
Total shareholders' equity	$ 174,754	$ 169,573	$ 165,947	$ 161,027	$ 158,317
Less:
Preferred stock	-	-	-	-	-
Common shareholders' equity	$ 174,754	$ 169,573	$ 165,947	$ 161,027	$ 158,317
Less:
Goodwill	2,589	2,589	2,589	2,589	2,589
Other intangibles	309	334	358	382	407
Tangible common shareholders' equity	$ 171,856	$ 166,650	$ 163,000	$ 158,056	$ 155,321
Common shares issued	7,842,996	7,841,720	7,831,804	7,751,424	7,705,975
Less:
Shares of unvested restricted stock	101,759	112,099	114,336	75,186	96,488
Common shares outstanding	7,741,237	7,729,621	7,717,468	7,676,238	7,609,487
Book value per share	$ 22.57	$ 21.94	$ 21.50	$ 20.98	$ 20.81
Less:
Effects of intangible assets	$ 0.37	$ 0.38	$ 0.38	$ 0.39	$ 0.39

Tangible Book Value per Common Share	$ 22.20	$ 21.56	$ 21.12	$ 20.59	$ 20.41

BANKWELL FINANCIAL GROUP, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (unaudited) - Continued
(Dollars in thousands, except share data)

	For the Quarter Ended					For the Nine Months Ended
Computation of Efficiency Ratio	9/30/2018	6/30/2018	3/31/2018	12/31/2017	9/30/2017	9/30/2018	9/30/2017
Noninterest expense	$ 8,870	$ 8,764	$ 9,203	$ 8,579	$ 8,129	$ 26,837	$ 23,944
Less:
Amortization of intangible assets	24	24	24	25	31	72	93
Foreclosed real estate expenses	-	-	-	-	3	-	70
Adjusted noninterest expense	$ 8,846	$ 8,740	$ 9,179	$ 8,554	$ 8,095	$ 26,765	$ 23,781
Net interest income	$ 14,246	$ 13,908	$ 13,705	$ 13,914	$ 13,861	$ 41,859	$ 40,450
Noninterest income	859	1,107	1,333	1,541	824	3,299	3,088
Less:
Gain on sales of securities	-	-	222	-	-	222	165
Loss on sale of foreclosed real estate	-	-	-	(78)	-	-	-
Adjusted operating revenue	$ 15,105	$ 15,015	$ 14,816	$ 15,533	$ 14,685	$ 44,936	$ 43,373

Efficiency ratio	58.6%	58.2%	62.0%	55.1%	55.1%	59.6%	54.8%

	For the Quarter Ended					For the Nine Months Ended
Computation of Return on Average Tangible Common Equity	9/30/2018	6/30/2018	3/31/2018	12/31/2017	9/30/2017	9/30/2018	9/30/2017
Net Income Attributable to Common Shareholders	$ 4,857	$ 4,715	$ 4,600	$ 2,096	$ 4,263	$ 14,172	$ 11,734
Total average shareholders' equity	$ 173,199	$ 168,684	$ 164,369	$ 161,477	$ 156,852	$ 168,780	$ 152,721
Less:
Average Goodwill	2,589	2,589	2,589	2,589	2,589	2,589	2,589
Average Other intangibles	325	350	374	398	428	349	458
Average tangible common equity	$ 170,285	$ 165,745	$ 161,406	$ 158,490	$ 153,835	$ 165,842	$ 149,674

Annualized Return on Average Tangible Common Equity	11.32%	11.41%	11.56%	5.25%	10.99%	11.43%	10.48%

BANKWELL FINANCIAL GROUP, INC.
NET INTEREST MARGIN ANALYSIS ON A FULLY TAX EQUIVALENT BASIS
(Dollars in thousands)

	For the Quarter Ended
	September 30, 2018			September 30, 2017
	Average		Yield/	Average		Yield/
	Balance	Interest	Rate (5)	Balance	Interest	Rate (5)
Assets:
Cash and Fed funds sold	$ 70,111	$ 345	1.95%	$ 83,086	$ 239	1.14%
Securities (1)	118,311	937	3.17%	112,066	1,014	3.62%
Loans:
Commercial real estate	1,030,336	12,445	4.73%	927,114	10,614	4.48%
Residential real estate	185,625	1,724	3.71%	193,578	1,770	3.66%
Construction (2)	92,537	1,225	5.18%	106,373	1,305	4.80%
Commercial business	279,454	3,752	5.25%	268,408	3,476	5.07%
Consumer	393	7	6.79%	1,149	10	3.53%
Total loans	1,588,345	19,153	4.72%	1,496,622	17,175	4.49%
Federal Home Loan Bank stock	9,297	137	5.88%	8,544	85	3.96%
Total earning assets	1,786,064	20,572	4.51%	1,700,318	18,513	4.26%
Other assets	68,838			69,253
Total assets	$ 1,854,902			$ 1,769,571

Liabilities and shareholders' equity:
Interest-bearing liabilities:
NOW	$ 59,618	$ 54	0.36%	$ 58,625	$ 19	0.13%
Money market	483,105	1,741	1.43%	432,753	993	0.91%
Savings	136,683	502	1.46%	100,197	189	0.75%
Time	607,044	2,747	1.80%	645,317	2,215	1.36%
Total interest-bearing deposits	1,286,450	5,044	1.56%	1,236,892	3,416	1.10%
Borrowed money	216,483	1,210	2.19%	193,734	1,071	2.16%
Total interest-bearing liabilities	1,502,933	$ 6,254	1.65%	1,430,626	$ 4,487	1.24%
Noninterest-bearing deposits	167,198			164,565
Other liabilities	11,572			17,528
Total liabilities	1,681,703			1,612,719
Shareholders' equity	173,199			156,852
Total liabilities and shareholders' equity	$ 1,854,902			$ 1,769,571
Net interest income (3)		$ 14,318			$ 14,026
Interest rate spread			2.86%			3.02%
Net interest margin (4)			3.21%			3.30%

(1)	Average balances and yields for securities are based on amortized cost.
(2)	Includes commercial and residential real estate construction.
(3)	The adjustment for securities and loans taxable equivalency amounted to $72 thousand and $165 thousand, respectively for the three months ended September 30, 2018 and 2017.
(4)	Net interest income as a percentage of earning assets.
(5)	Yields are calculated using the contractual day count convention for each respective product type.

BANKWELL FINANCIAL GROUP, INC.
NET INTEREST MARGIN ANALYSIS ON A FULLY TAX EQUIVALENT BASIS
(Dollars in thousands)
	For the Nine Months Ended
	September 30, 2018			September 30, 2017
	Average		Yield/	Average		Yield/
	Balance	Interest	Rate (5)	Balance	Interest	Rate (5)
Assets:
Cash and Fed funds sold	$ 73,823	$ 924	1.67%	$ 79,333	$ 501	0.85%
Securities (1)	118,434	2,746	3.09%	106,622	2,822	3.53%
Loans:
Commercial real estate	1,001,058	34,714	4.57%	893,962	30,528	4.50%
Residential real estate	192,254	5,309	3.68%	194,503	5,325	3.65%
Construction (2)	93,617	3,551	5.00%	107,136	3,853	4.74%
Commercial business	281,348	11,088	5.20%	249,718	9,607	5.07%
Consumer	521	23	5.77%	1,387	35	3.40%
Total loans	1,568,798	54,685	4.60%	1,446,706	49,348	4.50%
Federal Home Loan Bank stock	9,311	379	5.43%	8,198	244	3.97%
Total earning assets	1,770,366	58,734	4.38%	1,640,859	52,915	4.25%
Other assets	68,141			63,527
Total assets	$ 1,838,507			$ 1,704,386

Liabilities and shareholders' equity:
Interest-bearing liabilities:
NOW	$ 60,616	$ 93	0.21%	$ 58,096	$ 65	0.15%
Money market	482,204	4,422	1.23%	387,162	2,329	0.80%
Savings	110,622	964	1.17%	108,304	591	0.73%
Time	617,269	7,530	1.63%	628,521	6,107	1.30%
Total interest-bearing deposits	1,270,711	13,009	1.37%	1,182,083	9,092	1.03%
Borrowed money	221,597	3,653	2.17%	186,844	2,930	2.07%
Total interest-bearing liabilities	1,492,308	$ 16,662	1.49%	1,368,927	$ 12,022	1.17%
Noninterest-bearing deposits	164,604			168,778
Other liabilities	12,815			13,960
Total liabilities	1,669,727			1,551,665
Shareholders' equity	168,780			152,721
Total liabilities and shareholders' equity	$ 1,838,507			$ 1,704,386
Net interest income (3)		$ 42,072			$ 40,893
Interest rate spread			2.89%			3.08%
Net interest margin (4)			3.17%			3.32%

(1)	Average balances and yields for securities are based on amortized cost.
(2)	Includes commercial and residential real estate construction.
(3)	The adjustment for securities and loans taxable equivalency amounted to $213 thousand and $443 thousand, respectively for the nine months ended September 30, 2018 and 2017.
(4)	Net interest income as a percentage of earning assets.
(5)	Yields are calculated using the contractual day count convention for each respective product type.